Exhibit 4.1

SUPPLEMENTAL INDENTURE NO. 1

     SUPPLEMENTAL INDENTURE NO. 1, dated as of August 26, 2004, among Lear Corporation, a Delaware corporation (“Lear”), the Subsidiary Guarantors signatory hereto (the “Subsidiary Guarantors”) and The Bank of New York, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

     WHEREAS, Lear, the Subsidiary Guarantors and the Trustee heretofore executed and delivered an Indenture, dated as of February 20, 2002 (the “Indenture”), providing for the issuance of the Zero-Coupon Convertible Senior Notes due February 20, 2022 (the “Notes”) (capitalized terms used herein but not otherwise defined have the meanings ascribed thereto in the Indenture);

     WHEREAS, Section 9.01(ii) of the Indenture provides that Lear, the Subsidiary Guarantors and the Trustee may amend the Indenture, the Notes or the Guarantees without the consent of any Holder of the Notes in order to, among other things, surrender any of Lear’s rights or powers under the Indenture;

     WHEREAS, Lear desires to amend certain provisions of the Indenture, as set forth in Article I hereof, pursuant to which Lear shall give up its right to elect to pay the Fundamental Change Purchase Price and the Purchase Price in Cash or Common Stock and will instead agree to pay such amounts, if and to the extent they become payable, in Cash; and

     WHEREAS, this Supplemental Indenture No. 1 has been duly authorized by all necessary corporate, limited partnership or limited liability company action, as applicable, on the part of each of Lear and the Subsidiary Guarantors.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, Lear, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

Amendment

     Section 1.1. Amendments to Section 3.03.

     (a) Section 3.03(b)(11) is hereby deleted in its entirety and replaced with “[intentionally deleted];”.

     (b) Section 3.03(c)(2) is hereby amended by adding the word “and” to the end of such sub-section.

     (c) Section 3.03(c)(3) is hereby amended by replacing “; and” at the end of such sub-section with “.”.

     (d) Section 3.03(c)(4) is hereby deleted in its entirety and replaced with “[intentionally deleted]”.

     (e) Section 3.03(c) is hereby amended by deleting the paragraph immediately after 3.03(c)(4) beginning with “If a Holder,...” in its entirety.

     (f) Section 3.03(d) is hereby amended by deleting Section 3.03(d) in its entirety and replacing it with the following so that Section 3.03(d) shall read as follows:

     “(d) Company Notice. At least five Business Days before the date the Fundamental Change Notice is given (or such shorter period as agreed to by the Trustee), the Company shall deliver an Officers’ Certificate to the Trustee specifying whether the Company desires the Trustee to give the Company Notice required by Section 3.04(f).”

     (g) Section 3.03(e) is hereby amended by deleting Section 3.03(e) in its entirety and replacing it with the following so that Section 3.03(e) shall read as follows:

     “(e) Purchase with Cash. On the Fundamental Change Purchase Date, the Fundamental Change Purchase Price in respect of which a Fundamental Change Purchase Notice pursuant to Section 3.03(c) has been given must be paid by the Company with Cash equal to the aggregate Fundamental Change Purchase Price of such Notes.”

     (h) Sections 3.03(f), (g), (h) and (i) are hereby deleted in their entirety and each is replaced by “[Intentionally deleted]”.

     Section 1.2 Amendments to Section 3.04.

     (a) The caption of Section 3.04 is hereby amended by deleting “; Payment of Purchase Price in Stock” so that the caption shall read “Purchase of Notes at the Option of the Holder”.

     (b) Section 3.04(a)(1)(iv) is hereby deleted in its entirety and replaced by “[intentionally deleted]”.

     (c) The first paragraph of Section 3.04(b) is hereby deleted in its entirety.

     (d) Section 3.04(c) is hereby amended by deleting Section 3.04(c) in its entirety and replacing it with the following so that Section 3.04(c) shall read as follows:

     “(c) Company Notice. At least five Business Days before the Company Notice Date (or such shorter period as agreed to by the Trustee), the Company shall deliver an Officers’ Certificate to the Trustee specifying:

     (1) the information required by Section 3.04(f), if applicable; and

     (2) whether the Company desires the Trustee to give the Company Notice required by Section 3.04(f).”

     (e) Section 3.04(d) is hereby amended by deleting Section 3.04(d) in its entirety and replacing it with the following so that Section 3.04(d) shall read as follows:

     “(d) Purchase with Cash. On each Purchase Date, the Purchase Price in respect of which a Purchase Notice pursuant to Section 3.04(a) has been given must be paid by the Company with Cash equal to the aggregate Purchase Price of such Notes.”

     (f) Section 3.04(e) is hereby deleted in its entirety and replaced by “[intentionally deleted]”.

     (g) The first paragraph of Section 3.04(f) is hereby amended by deleting such paragraph in its entirety and replacing it with the following so that the first paragraph reads as follows:

     “(f) Notice to Purchase. The Company’s notice to purchase (each, a “Company Notice”) shall be sent to the Holders (and to beneficial owners if required by applicable law) at their addresses shown in the Note register maintained by the Registrar, and delivered to the Trustee, not less than 30 Business Days prior to the applicable Purchase Date (the “Company Notice Date”). Each Company Notice shall state that the manner of payment shall be Cash and shall contain the following information.”

     (h) The second paragraph of Section 3.04(f) is hereby amended by deleting such paragraph in its entirety.

     (i) The words “In any case, each” at the beginning of the third paragraph of Section 3.04(f) are hereby deleted in their entirety and replaced by “The”.

     (j) The parenthetical at the end of clause (10) of the third paragraph of Section 3.04(f) is hereby amended by deleting such parenthetical in its entirety.

     (k) Sections 3.04(g) and (h) are hereby deleted in their entirety and each is replaced by “[Intentionally deleted]”.

     Section 1.3 Amendment to Section 3.05. Section 3.05 is hereby amended by deleting Section 3.05 in its entirety and replacing it with the following so that Section 3.05 shall read as follows:

     “SECTION 3.05 Deposit of Fundamental Change Purchase Price or Purchase Price.

     On or before 11:00 a.m. (New York City time) on the Fundamental Change Purchase Date or Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent Cash (or, if the Company or an Affiliate of the Company is acting as Paying Agent, shall segregate and hold in trust an amount of Cash) in respect of a Cash purchase under Sections 3.03(e) or 3.04(d) sufficient to pay the aggregate Fundamental Change Purchase Price or Purchase Price of, and, if applicable, any accrued and unpaid interest with respect to, all Notes or portions thereof to be purchased pursuant to Section 3.03(a) or 3.04(a). Payment of the Fundamental Change Purchase Price or Purchase Price for such Notes shall be made promptly following the later of the Fundamental Change Purchase Date or Purchase Date, as the case may be, or the time of book-entry transfer or delivery of such Notes in accordance with this Indenture. If the Paying Agent holds, in accordance with the terms of this Indenture, money or securities sufficient to pay the Fundamental Change Purchase Price or Purchase Price of a Note on the Business Day following the Fundamental Change Purchase Date or Purchase Date, then, on and after such date, such Note shall cease to be outstanding and such securities shall cease to accrue Original Interest Discount or interest, whether or not book-entry transfer of such Note is made or such Note is delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price or Purchase Price, as the case may be, upon delivery or transfer of the Note).”

     Section 1.4 Amendment to Section 3.06(a). The third paragraph of Section 3.06(a) of the Indenture shall be amended to delete in its entirety the phrase "(i) a conditional withdrawal contained in a purchase notice pursuant to the terms of Sections 3.03(c)(4) or 3.04(a)(1)(iv) or (ii)” so that the third paragraph of Section 3.06(a) shall read in its entirety as follows:

     “A written notice of withdrawal of a Fundamental Change Purchase Notice or Purchase Notice may be in the form of a conditional withdrawal containing the information set forth in the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.”

     Section 1.5 Amendment to Section 3.06(d). Section 3.06(d) of the Indenture is hereby amended by deleting Section 3.06(d) in its entirety and replacing it with the following so that Section 3.06(d) shall read as follows:

     “(d) Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any Cash that remains unclaimed as provided in paragraph 14 of the Notes, together with interest that the Trustee has earned, if any, paid thereon while such Cash is held by the Trustee or the Paying Agent, held by them for the payment of a Fundamental Change Purchase Price or Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.05 exceeds the aggregate Fundamental Change Purchase Price or Purchase Price, as the case may be, of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date or Purchase Date, as the case may be, then promptly after the Business Day following the Fundamental Change Purchase Date or Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee has earned, if any, paid thereon while such Cash is held by the Trustee or the Paying Agent.”

     Section 1.6 Amendment to Exhibit A (Form of Note).

     (a) The last sentence of the first paragraph of Paragraph 6 of Exhibit A is hereby amended by deleting such sentence in its entirety and replacing it with the following so that such sentence reads as follows:

     “Such Purchase Price must be paid in cash.”

     (b) The second sentence of the fifth paragraph of Paragraph 6 of Exhibit A is hereby amended by deleting such sentence in its entirety and replacing it with the following so that such sentence reads as follows:

     “The Fundamental Change Purchase Price must be paid in cash.”

     (c) The final portion of the “Option to Elect to Purchase Upon a Fundamental Change” attached at the end of Exhibit A which begins with “If the Company elects, pursuant to a Fundamental Change Notice, ...” and ends with “to which this Fundamental Change Purchase Notice relates.” is hereby amended by deleting such portion in its entirety.

     Section 1.7 Replacement of Global Note. Lear and the Trustee agree to take any and all actions necessary to replace the Global Note currently held in the name of Cede & Co. with a new Global Note reflecting the changes set forth in Section 1.6 of this Supplemental Indenture No. 1.

ARTICLE II

Miscellaneous

     Section 2.1. Trustee’s Acceptance. The Trustee hereby accepts this Supplemental Indenture No. 1 and agrees to perform the same under the terms and conditions set forth in the Indenture.

     Section 2.2. Effect of Supplemental Indenture No. 1. Upon the execution and delivery of this Supplemental Indenture No. 1 by Lear, the Subsidiary Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture No. 1 shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. Notwithstanding any other provision of this Supplemental Indenture No. 1, this Supplemental Indenture No. 1 shall be deemed to be effective as of August 26, 2004.

     Section 2.3. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

     Section 2.4. Indenture and Supplemental Indenture No. 1 Construed Together. This Supplemental Indenture No. 1 is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture No. 1 shall henceforth be read and construed together.

     Section 2.5. Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture No. 1 is in all respects confirmed and preserved.

     Section 2.6. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture No. 1 limits, qualifies or conflicts with any provision of the TIA that is required or deemed under the TIA to be part of and govern any provision of this Supplemental Indenture No. 1, such provision of the TIA shall control. If any provision of this Supplemental Indenture No. 1 modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture No. 1, as the case may be.

     Section 2.7. Severability. In case any provision in this Supplemental Indenture No. 1 is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 2.8. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture No. 1 or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture No. 1, the Guarantees or the Notes.

     Section 2.9. Successors. All agreements of Lear under this Supplemental Indenture No. 1 shall bind its successors. All agreements of the Trustee in this Supplemental Indenture No. 1 shall bind its successors.

     Section 2.10. Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture No. 1, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Notes relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

     Section 2.11. Governing Law. This Supplemental Indenture No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York.

     Section 2.12. Counterpart Originals. This Supplemental Indenture No. 1 may be signed in one or more counterparts. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 2.13. Headings. The Article and Section headings herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     Section 2.14. The Trustee. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture No. 1 or for or in respect of the recitals contained herein, all of which are made by Lear.

[signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed as of the date first written above.

LEAR CORPORATION
By:	/s/ David C. Wajsgras
	Name:	David C. Wajsgras
	Title:	Senior Vice President and Chief Financial Officer

LEAR OPERATIONS CORPORATION
By:	/s/ David C. Wajsgras
	Name:	David C. Wajsgras
	Title:	Vice President

LEAR SEATING HOLDINGS CORP. #50
By:	/s/ David C. Wajsgras
	Name:	David C. Wajsgras
	Title:	Vice President and Treasurer

LEAR CORPORATION EEDS AND INTERIORS
By:	/s/ David C. Wajsgras
	Name:	David C. Wajsgras
	Title:	Vice President and Chief Financial Officer

LEAR TECHNOLOGIES, LLC
By:	/s/ David C. Wajsgras
	Name:	David C. Wajsgras
	Title:	Senior Vice President and Chief Financial Officer of Lear Corporation, sole member of Lear Technologies, LLC

LEAR MIDWEST AUTOMOTIVE, LIMITED PARTNERSHIP
By:	/s/ David C. Wajsgras
	Name:	David C. Wajsgras
	Title:	Vice President and Treasurer of Lear Corporation, Mendon, general partner of Lear Midwest Automotive, Limited Partnership

LEAR AUTOMOTIVE (EEDS) SPAIN S.L.
By:	/s/ David C. Wajsgras
	Name:	David C. Wajsgras
	Title:	By Power of Attorney

LEAR CORPORATION MEXICO, S.A. DE C.V.
By:	/s/ David C. Wajsgras
	Name:	David C. Wajsgras
	Title:	By Power of Attorney

THE BANK OF NEW YORK as Trustee
By:	/s/ Steven D. Torgeson
	Name:	Steven D. Torgeson
	Title:	Vice President